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                                                                      EXHIBIT 21

SUBSIDIARIES OF CITATION CORPORATION                     STATE OF ORGANIZATION

Citation Automotive Sales Corp.                                 Michigan
Mansfield Foundry Corporation                                   Ohio
Iroquois Foundry Corporation                                    Wisconsin
Oberdorfer Industries Corp.                                     New York
Berlin Foundry Corporation                                      Wisconsin
Castwell Products, Inc.                                         Illinois
HTC Acquisition Corporation d/b/a HI-TECH Corporation           Indiana
BAC Acquisition Corporation d/b/a Bohn Aluminum Corporation     Indiana
Southern Aluminum Castings Company                              Alabama
Citation Castings, Inc.                                         Alabama
Texas Steel Corporation                                         Texas
TSC Texas Corporation                                           Delaware
Texas Foundries, Ltd.                                           Texas
Mabry Foundry Company, Ltd.                                     Texas
Interstate Forging Industries, Inc.                             Wisconsin
ISW Texas Corporation (subsidiary of Interstate Forging
 Industries, Inc.)                                              Delaware
Interstate Southwest, Ltd.                                      Texas


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